UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2024

Near Intelligence, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39843	85-3187857
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 W Walnut St., Suite A-4 Pasadena, California	91124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (628) 889-7680

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)(1)	Name of each exchange on which registered
Common Stock par Value $0.0001 per Share	NIRLQ	N/A

Warrants, each exercisable for one share of Common Stock for $11.50 per share	NIRWQ	N/A

(1) On December 19, 2023, our common stock and warrants were suspended from trading on the Nasdaq Global Market and the Nasdaq Capital Market, respectively. On December 19, 2023, our common stock and warrants began trading on the OTC Pink Marketplace maintained by the OTC Markets Group, Inc. under the symbol “NIRLQ” and “NIRWQ”, respectively. On December 27, 2023, Nasdaq Stock Market LLC filed a Form 25 delisting our common stock and warrants from trading on Nasdaq, which delisting became effective at the opening of the trading session on January 8, 2024. In accordance with Rule 12d2-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the de-registration of our common stock under Section 12(b) of the Exchange Act will become effective 90 days from the date of the Form 25 filing.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act   ☐

Item 1.03 Bankruptcy or Receivership.

As previously disclosed, on December 8, 2023, Near Intelligence, Inc. (the “Company”) and certain of its subsidiaries (such subsidiaries being Near Intelligence LLC, Near North America, Inc. and Near Intelligence Pte. Ltd.) (collectively, the “Debtors”) filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (such court, the “Court” and such cases, the “Cases”).

On March 15, 2024, the Court entered an order (the “Confirmation Order”) confirming the Further Modified Third Amended Combined Disclosure Statement and Chapter 11 Plan of Liquidation for Near Intelligence, Inc. and Its Affiliated Debtors, dated March 13, 2024 (as amended, modified, or supplemented from time to time, the “Plan”).

On March 27, 2024 (the “Effective Date”), the Debtors filed a Notice of Effective Date with the Court and the Plan became effective in accordance with its terms. As of the Effective Date, and in accordance with the Plan, all outstanding shares of common stock of the Company (including shares of common stock issuable under equity awards granted under the Company’s equity incentive plans) and warrants exercisable for shares of common stock of the Company have been canceled and discharged and holders of such equity interests will not receive or retain any property on account thereof.

The foregoing description of the Plan and the Confirmation Order is a summary thereof and does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the Plan and Confirmation Order. A copy of the Confirmation Order (to which the Plan is attached as Exhibit A) is attached as Exhibit 99.1 hereto and is incorporated by reference into this Item 1.03.

Item 3.03 Material Modifications to the Rights of Security Holders.

The disclosure under Item 1.03 of this Current Report is incorporated herein by reference.

Item 5.01  Changes in Control of Registrant.

The disclosure under Item 1.03 of this Current Report is incorporated herein by reference.

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the effectiveness of the Plan, the directors and officers of the Company have been discharged from their duties and terminated.

Item 8.01 Other Events.

Deregistration of Securities

In conjunction with the effectiveness of the Plan and the cancellation of all of its outstanding shares of common stock, the Company intends to file post-effective amendments to each of its Registration Statements on Form S-1 and Form S-8 and promptly file a Form 15 with the Securities and Exchange Commission to deregister its securities under Section 12(g) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and suspend its reporting obligations under the Exchange Act.

Cautionary Statements Regarding Trading in the Company’s Securities.

The Company’s securityholders are cautioned that trading in the Company’s securities during the pendency of the Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Cases. Holders of the Company’s common stock or other equity securities will not receive any payment or other distribution on account of those securities in the Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Description

99.1	Findings of Fact, Conclusions of Law, and Order Confirming the Third Amended Combined Disclosure Statement and Chapter 11 Plan of Liquidation of Near Intelligence, Inc. and Its Affiliated Debtors Pursuant to Chapter 11 of the Bankruptcy Code.

104	The cover page from Near Intelligence, Inc.’s Current Report on Form 8-K is formatted in iXBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEAR INTELLIGENCE, INC.

Date: March 27, 2024	By:	/s/ John Faieta
John Faieta
Authorized Signatory